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                                                                      Exhibit 99

                              Joint Press Release

AnswerThink Consulting Group announces merger with THINK New Ideas, IncFrank ZomerfeldFinancial Printing GroupAnswerThink Consulting Group announces merger with THINK New Ideas, Inc., an e-business, e-marketing, e-community, e-commerce and e-technology solutions provider to Fortune 1000 and other blue-chip clients. The press announcement was released over the business wire services this morning. Please see press release below.

FOR IMMEDIATE RELEASE


AnswerThink and Think New Ideas Agree to Merge
-- Transaction Creates a New Leader in the Delivery of Full-Scale e-Solutions --

MIAMI and NEW YORK, June 25, 1999 -- AnswerThink Consulting Group, Inc. (Nasdaq:
ANSR; www.answerthink.com) and THINK New Ideas, Inc. (Nasdaq: THNK;
      --------------------
www.thinkinc.com) today announced that they have entered into a definitive
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agreement to merge the two companies.  The deal creates what management believes to be the premier provider of end-to-end e-business solutions for Fortune 1000 companies and emerging ".coms."

The merger will combine AnswerThink's world-class business transformation and technology integration expertise with THINK New Ideas' pioneering Internet solutions and interactive marketing skills, delivered by a talent pool of over 1,400 business and technology strategists, consultants, marketers, brand developers, architects, designers, developers, artists, engineers and associates. The combined company's broad range of business and technology expertise will enable it to provide comprehensive solutions that address the most complex issues facing corporations in the emerging Internet economy.

"The effects of the Internet can be felt at every level of business, and our clients are requiring increasingly sophisticated solutions in order to establish and maintain competitive advantage," said Ted A. Fernandez, Chairman and CEO of AnswerThink. "The union of these two companies will enable us to provide these solutions, helping our clients transform their organizations into cohesive and powerful e-business networks that encompass their brands, operations, customers, suppliers and other strategic partners."

The company will provide business, marketing and technology expertise covering all aspects of a client's business from concept to customer. It will help clients develop new products and channels; position, brand and market businesses and services; and web-enable the most sophisticated applications to incorporate customers, prospects, employees, suppliers and partners. The company's services and solutions will be able to incorporate emerging, Internet-driven business-to-business and business-to-consumer models, integrating online and offline channel strategies.

"This merger brings together the elements we believe are critical to providing clients world-class Internet services and e-business solutions: senior leadership from Big-5 consultancies; deep application and technology integration expertise; a world-renowned
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benchmarking database and knowledge management system; award-winning branding and marketing skills; and world-class e-commerce, e-marketing and interactive solutions providers," added Ron Bloom, Chairman and CEO of THINK New Ideas. "With a global reach and a global client list, seasoned management in every category, and with expertise that spans a broad range of industry verticals, we feel that we are ideally positioned to provide the most compelling and measurable results for our clients on a regional or international basis."

"By combining our skills into manageable solution sets, we can free the client of the burden of defining and managing complex Internet initiatives, enabling them to deploy solutions rapidly, efficiently and globally, thereby reducing time-to-market, decreasing project risk and maximizing return on investment. We will be able to help our clients develop e-commerce solutions, drive customer awareness and participation, enhance customer and supplier relationships, leverage legacy systems in a cost-effective manner, and optimize business processes," said Allan Frank, Chief Technology Officer of AnswerThink. "We can even partner with clients to create, brand, build, host and service entire e-business initiatives."

The merger will be accounted for as a pooling-of-interests transaction. Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, THINK New Ideas shareholders will receive 0.70 shares of AnswerThink common stock for each share of THINK New Ideas common stock. Based on 11.9 million THINK New Ideas common shares and AnswerThink's closing price on June 24, 1999, the transaction is valued at $231.2 million. The merger is subject to shareholder and regulatory approval, as well as customary closing conditions. Certain of the shareholders of THINK New Ideas and AnswerThink, including members of the respective Boards of Directors and certain of each company's top executive officers have agreed to vote in favor of the merger. The deal includes certain provisions that would enable AnswerThink to acquire up to 19.9% of THINK New Ideas' common stock and receive certain termination fees in the event the merger is not consummated. The transaction is expected to close in the third quarter of 1999 and to be accretive to AnswerThink's earnings by calendar year 2000.

Ted Fernandez will serve as Chairman and Chief Executive Officer of the merged entity. Ron Bloom will join the Board of Directors of AnswerThink and will serve as the company's Chief Strategic Officer, focusing on the development of the company's global growth initiatives.

About THINK New Ideas, Inc.

THINK New Ideas, Inc. provides e-business, e-marketing, e-community, e-commerce and e-technology solutions to Fortune 1000 and other blue-chip clients. THINK New Ideas is also positioned as one of the leading Internet and Intranet systems developers and interactive communications solutions providers in the new technology and digital communications arena. The company operates from its offices in New York, Los Angeles, Atlanta, Boston, San Francisco, Seattle, Torrance, London and Sofia, Bulgaria. THINK New Ideas' integrated solutions include the development of several custom Internet/Intranet tools and applications, each providing specific solutions to business
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problems commonly faced by large corporations. Recent clients include Avon,
BellSouth, Coca-Cola, Gillette, IBM, Network Associates, Nortel Networks, Procter & Gamble, Time Inc. New Media and Turner Broadcasting.

About AnswerThink Consulting Group, Inc.

AnswerThink Consulting Group provides integrated consulting and technology-enabled solutions focused on the emerging Internet-driven electronic commerce marketplace. AnswerThink offers a wide range of integrated solutions, including benchmarking, business process transformation, software package implementation, Internet commerce and decision support technology. These solutions span multi-entity functional areas and include supply chain, sales and marketing, customer support, finance, human resources and information technology. Recent clients include AlliedSignal, Bell Atlantic, Chase, General Electric, General Motors, IBM, Lucent, Novartis and Revlon.
# # #

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding THINK New Ideas' and AnswerThink's expectations, beliefs, hopes, intention or strategies regarding the future. Factors that could cause or contribute to such risks and uncertainties include, but are not limited to, the receipt of required THINK New Ideas stockholders' and regulatory approvals, the successful integration of THINK New Ideas into AnswerThink, market acceptance of and demand for Internet Services, risks related to THINK New Ideas' and AnswerThink's services, general economic and business conditions, competition, changes in technology and methods of marketing, other factors detailed in THINK New Ideas' and AnswerThink's filings with the Securities and Exchange Commission and various other factors beyond THINK New Ideas' and AnswerThink's control.


CONTACT:  THINK New Ideas                   Ruder Finn (Investors)
          Dan Nicholas                      Stacy Lipschitz / Lev Janashvili
          (212) 629-6800                    (212) 583-2757 / (212) 583-2761
          Dan.Nicholas@THINKinc.com
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          AnswerThink                       Ruder Finn (Media)
          John F. Brennan                   Adam Sohn / Patricia Sugrue
          (305) 375-8005 x 1013             (212) 593-6481 / (212) 593-6384
          jbrennan@answerthink.com
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